AMENDED SCHEDULE A
                            DATED NOVEMBER 20, 2013
                                     TO THE
                     EXPENSE WAIVER REIMBURSEMENT AGREEMENT
                           DATED MAY 5, 2008 BETWEEN
                       THE ADVISORS' INNER CIRCLE FUND II
                                      AND
                         FROST INVESTMENT ADVISORS, LLC



FUND                                              VOLUNTARY FEE WAIVER
----                                              --------------------
Frost Strategic Balanced Fund                          0.05%
Frost Municipal Bond Fund                              0.10%

                               AMENDED SCHEDULE B
                            DATED NOVEMBER 20, 2013
                                     TO THE
                     EXPENSE WAIVER REIMBURSEMENT AGREEMENT
                           DATED MAY 5, 2008 BETWEEN
                       THE ADVISORS' INNER CIRCLE FUND II
                                      AND
                         FROST INVESTMENT ADVISORS, LLC


                       EXPENSE LIMIT AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS


FUND                                         CLASS A         INSTITUTIONAL CLASS
----                                         -------         -------------------
Frost Strategic Balanced Fund                1.60%                  1.35%
Frost Municipal Bond Fund                    1.30%                  1.05%